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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Lycos, Inc.:

We consent to the incorporation by reference on Form 10-K of CMG Information Services, Inc. of our report dated August 18, 1998, with respect to the consolidated balance sheets of Lycos, Inc. as of July 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 1998, which report appears in the July 31, 1998 annual report on Form 10-K of Lycos, Inc.


                                        /s/ KPMG Peat Marwick LLP

                                        KPMG PEAT MARWICK LLP

Boston, Massachusetts
October 29, 1998